Exhibit 4.16

                           THE COMMERCE BANCORPORATION

                             1987 STOCK OPTION PLAN

         SECTION 1.  Purpose.  The purpose of The Commerce  Bancorporation  1987
                     -------
Stock Option Plan (this "Plan") is to provide a means whereby selected employees and officers of The Commerce Bancorporation (the "Company") or of any parent or subsidiary (as defined in subsection 5.5 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock of the Company, in order to attract and retain the services or advice of such employees and officers and to provide added incentive to them by encouraging stock ownership in the Company.

         SECTION 2. Administration. This Plan shall be administered by the Board
                    --------------
of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a Personnel Committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator." The members of the Board (or the Personnel Committee) who are not also employees of the Company shall not be eligible to receive options under this Plan. The foregoing notwithstanding, in the event the Company shall register any of its equity securities pursuant to Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, then the following provisions shall replace the paragraph above. The administrator of this Plan shall be the Board, a majority of which Board and a majority of which directors acting in the matter are disinterested directors, or may be a committee consisting solely of not less than three disinterested directors of the Company. The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board. If at any time an insufficient number of disinterested directors is available to serve on such committee, interested directors may serve on the committee; however, during this time, no options shall be granted under this Plan to any director who is not also an employee of the Company.

For purposes of this Section, a disinterested director is a member of the Board who (a) is not at the time he or she exercises discretion in administering this Plan eligible and has not at any time within one (1) year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to this Plan or any other plan of the Company or any related corporation entitling the participants therein to acquire stock, stock options, or stock appreciation rights of the Company or any related corporation or (b) otherwise meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934.

                  2.1  Procedures.  The Board shall designate one of the members
                       ----------
of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

                  2.2  Responsibilities.  Except  for the terms  and  conditions
                       ----------------
explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of Internal Revenue Code of 1986, as amended (the "Code") Section 422A, the regulations thereunder, and any amendments thereto.


         SECTION 3. Stock  Subject to this Plan.  The stock subject to this Plan
                    ---------------------------
shall be the Company's Common Stock, (the "Common Stock"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed Five Hundred Fifty Thousand (550,000) shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

         SECTION  4.  Eligibility.  Stock  options  may be  granted  only to any
                      -----------
individual who, at the time the option is granted, is an employee of the Company or any related corporation. Any individual to whom an option is granted under this Plan shall be referred to hereafter as "Optionee".

         SECTION 5. Terms and Conditions of Options.  Options granted under this
                    -------------------------------
Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

                   5.1 Number of Shares and Price.  The maximum number of shares
                       --------------------------
that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that, the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted and also provided that, with respect to incentive stock options granted to greater than ten percent (10%) shareholders, the exercise price shall be as required by Section 6.

                  5.2 Term and Maturity.  Subject to the restrictions  contained
                      -----------------
in Section 6 with respect to granting incentive stock options to greater than ten percent (10%) shareholders, the term of each incentive stock option granted under this Plan shall be as established by the Plan Administrator and, if not so established, shall be ten (10) years from the date it is granted but in no event shall the term of any incentive stock option exceed ten (10) years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be ten (10) years and one (1) week from the date it is granted but in no event shall the term of any nonqualified stock option exceed ten (10) years and one (1) week. To insure that the Company will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any person hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted by the Plan Administrator, be exercisable according to the following schedule:

         Period of Optionee's
         Continuous Relationship
         with the Company from the                     Portion of Total Option
         Date the Option is Granted                      Which is exercisable
         --------------------------                      --------------------



                after 1 year                                      20%

                after 2 years                                     40%

                after 3 years                                     60%

                after 4 years                                     80%

                after 5 years                                    100%


                  5.3  Exercise.  Subject to the vesting  schedule  described in
                       --------
subsection 5.2 above, each option may be exercised in whole or in part; provided, however, that no fewer than one hundred (100) shares (or the remaining shares then purchasable under the option, if less than one hundred (100) shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. During an Optionee's lifetime, any incentive stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price, in cash, bank certified or cashier's check, or personal check (unless the Plan Administrator in a particular case determines otherwise), for the Common Stock being purchased. To the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws, regulations and state corporate law), and, unless the Plan Administrator determines otherwise, an option may be exercised by delivery of shares of the capital stock of the Company held by the Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator.

                  5.4  Nontransferability of Option.  Options granted under this
                       ----------------------------
Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void.

                  5.5   Termination   of   Relationship.   If   the   Optionee's
                        -------------------------------
relationship with the Company or any related corporation ceases for any reason other than death or total disability, and unless by its terms the Option sooner terminates and expires, then the Optionee may exercise, for a three (3) month period, that portion of his or her option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of the three (3) month period following such cessation as to all shares for which it has not theretofore been exercised, unless, in the case of a nonqualified stock option, such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator within thirty (30) days of such cessation. If, in the case of an incentive stock option, an Optionee's relationship with the Company changes (e.g., from employee to a nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company and the Optionee's incentive stock option shall terminate in accordance with this subsection.

         If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the twelve (12) month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Optionee to be unable, in the opinion of the Company and one independent physician, to perform his or her duties as an employee or officer of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the one independent physician have furnished their opinion of total disability to the Plan Administrator. For purposes of this subsection 5.5, a transfer of employment or relationship between or among the Company and/or any related corporation shall not be deemed to constitute a cessation of employment or relationship with the Company or any of its related corporations. For purposes of this subsection 5.5 with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         As used herein, the term "related corporation", when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  5.6 Death of Optionee. If an Optionee dies while he or she has
                      -----------------
a relationship with the Company or any related corporation as an employee or officer, or within the three (3) month period (or twelve (12) month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee may, to the extent that the Optionee would have been entitled to exercise such option, be exercised within one (1) year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

                  5.7 Status of Shareholder. Neither the Optionee nor any person
                      ---------------------
or persons to whom the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

                  5.8 Continuation of Employment. Nothing in this Plan or in any
                      --------------------------
option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

                  5.9  Modification  and  Amendment  of  Option.  Subject to the
                       ----------------------------------------
requirements of Code Section 422A with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The Plan Administrator shall not, however, modify or amend any outstanding incentive stock option so as to specify a lower exercise price for the option. The modification or amendment of an outstanding option shall not, without the consent of the option holder, alter, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Section 425(h) of the Code and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Section 422A(b) of the Code.

                  5.10  Limitation on Value for Incentive  Stock Options.  As to
                        ------------------------------------------------
all incentive stock options granted under the terms of this Plan, the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) shall not exceed $100,000. Any option which exceeds the annual limit shall not qualify as an incentive stock option.

                  5.11  Withholding  Taxes.  As a condition to the exercise of a
                        ------------------
nonqualified stock option, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

         SECTION 6.          Greater than Ten Percent Shareholders.
                             -------------------------------------

                  6.1 Exercise  Price and Term of Incentive  Stock  Options.  If
                      -----------------------------------------------------
incentive stock options are granted under this Plan to employees who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five (5) years and the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in the Incentive Stock Option Letter Agreement or any other document.

                  6.2  Attribution  Rule.  For  purposes of  subsection  6.1, in
                       -----------------
determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the Optionee.

         SECTION 7.  Adjustments Upon Changes in  Capitalization.  The aggregate
                     -------------------------------------------
number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                  7.1      Effect of Liquidation or Reorganization.
                           ---------------------------------------

                            7.1.1  Cash,  Stock or  Other  Property  for  Stock.
                                   ---------------------------------------------
Except as provided in subsection 7.1.2, upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                            7.1.2  Conversion  of  Options  on Stock  for  Stock
                                   ---------------------------------------------
Exchange.  If the  shareholders  of the Company receive capital stock of another
--------
corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

                  7.2 Fractional  Shares.  In the event of any adjustment in the
                      ------------------
number of shares covered by any option, any fractional shares resulting from adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                  7.3  Determination  of  Board  to  be  Final.  All  Section  7
                       ---------------------------------------
adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Section 425(h) of the Code and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Section 422A(b) of the Code.

         SECTION  8.  Securities  Regulation.  Shares  shall not be issued  with
                      ----------------------
respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an option of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

         Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall authorized by that exchange for listing thereon prior to the issuance thereof.

         SECTION 9.  Amendment and Termination.
                     -------------------------

         9.1 Board Action. The Board may at any time suspend, amend or terminate
             ------------
this Plan, provided that except as set forth in Section 7, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock is necessary within twelve (12) months before or after the adoption by the Board of any amendment which will:

                  (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

                  (b) extend the term of  incentive  stock  options  beyond ten
(10) years;

                  (c) permit the granting of stock options to persons other than those presently permitted to receive stock options under this Plan; or

                  (d)   materially   increase  the  benefits   accruing  to  the
participants under this Plan.

                  9.2 Automatic  Termination.  Unless  sooner  terminated by the
                      ----------------------
Board, this Plan shall terminate ten (10) years from the earlier of (a) the date on which this Plan is adopted or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

         SECTION  10.  Indemnification  of  Board  and  Plan  Administrator.  In
                       ----------------------------------------------------
addition to all other rights of indemnification they may have as Directors of the Company or as members of the body serving as the Plan Administrator, members of the Board and Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type and nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, any stock option granted hereunder, and against all amounts paid by them in settlement thereof (if such settlement is approved by independent legal counsel selected by the Company); provided, however, that if such member or members are adjudged liable for willful misconduct, the indemnification provisions of this Section 10 shall not apply to expenses which relate to matters involving such willful misconduct. This indemnification shall apply only if such member or members notify the Company of such action, suit or proceeding in writing, within fifteen (15) days after institution of any such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend any such action.

         SECTION  11.  Effectiveness  of  this  Plan.  This  Plan  shall  become
                       -----------------------------
effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within twelve (12) months before or after the adoption of this Plan.

(Adopted by the Board of Directors of The Commerce Bancorporation (formerly, Alliance Bancorporation) October 23, 1987, amended by the Board on January 22, 1992, approved by the shareholders on April 15, 1992.